DNB FINANCIAL CORPORATION[SM]

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on September 25, 2019.

Online
Go to **www.investorvote.com/DNBF** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

SPECIAL MEETING PROXY CARD

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

	For	Against	Abstain
1. Approval of the Agreement and Plan of Merger, dated as of June 5, 2019, by and between S&T Bancorp ("S&T") and DNB Financial Corporation ("DNB"), pursuant to which DNB will merge with and into S&T (the "DNB Merger Proposal").	☐	☐	☐
2. Approval of an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the DNB Merger Proposal.	☐	☐	☐
3. Approval of an advisory (non-binding) resolution approving the compensation that certain executive officers of DNB may receive in connection with the merger of DNB with and into S&T pursuant to agreements or arrangements with DNB.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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033U3C

Special Meeting of Shareholders

DNB Financial Corporation
Wednesday, September 25, 2019 10:00 a.m. Local Time
Downingtown Country Club
85 Country Club Drive, Downingtown, PA 19335

▼ **IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

Proxy — DNB Financial Corporation

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting – Wednesday, September 25, 2019

Joseph Dellavecchia, Anthony Morris and A. Joseph Rubino or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of DNB Financial Corporation to be held on Wednesday, September 25, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will be voted FOR Proposals 1, 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐